Exhibit 10.18
ASSIGNMENT AND ASSUMPTION
OF PARTNERSHIP INTEREST SALE/PURCHASE OPTION AGREEMENT
(CLASS B INTERESTS)
     THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST SALE/PURCHASE OPTION AGREEMENT (this “Assignment”) is dated as of May 27, 2005 (the “Effective Date”), between WESTAT, INC., a Delaware corporation (the “Assignor”), as assignor, and ASSET CAPITAL CORPORATION, L.L.C., a Delaware limited liability company (the “Assignee”), as assignee.
RECITALS
     A. Assignor and Norman M. Tayler and Marilyn B. Tayler (the “Sellers’’) are partners in Plaza 270 Associates Limited Partnership, a Maryland limited partnership (the “Partnership”).
     B. Assignor and Sellers entered into that certain Partnership Interest Sale/Purchase Option Agreement ·dated April 1, 2000, as amended by that certain First Amendment to Partnership Interest, Sale/Purchase Option Agreement dated May 27, 2005 (together, the “Option Agreement”), regarding the purchase and sale of Sellers’ interests in the Partnership.
     C. Assignor has agreed to assign and transfer its interest under the Option Agreement to Assignee, and Assignee has agreed to accept the aforesaid interest in the Option Agreement, on the terms and conditions set forth below.
AGREEMENT
     NOW THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Assignment. Assignor hereby assigns, transfers and covenants to Assignee its right, title and interest under the Option Agreement.
     2. Acceptance of Assignment and Assumption. Assignee hereby accepts the assignment of Assignor’s right, title and interest under the Option Agreement and assumption and agrees to be bound by each of the obligations of Assignor under the Option Agreement from and after the Effective Date. Notwithstanding the foregoing, each of Assignor and Assignee shall have the right to terminate this Agreement if MONY Life Insurance Company (“MONY”) does not consent to the admission of Assignee and/or its permitted assigns to the Partnership, or if Assignee and/or its permitted assigns does not execute and deliver all documents and agreements required by MONY as a condition precedent to MONY’s granting consent to the admission of Assignee (and/or its permitted assigns) to the Partnership. Assignee, for itself and its permitted assigns, agrees to execute and deliver all documents and agreements reasonably required by MONY as a condition precedent to MONY’s granting consent to the admission of Assignee (and/or its permitted assigns) to the Partnership.

     3. Distribution. Paragraph 2 of the First Amendment to the Option Agreement provides for a distribution to be made by the Partnership to Sellers in the amount of One Million Six Hundred Seventy-Seven Thousand Eight Hundred Dollars ($1,677,800.00) (the “Distribution”). The parties acknowledge and agree that the Distribution was made to the Sellers prior to the Effective Date and that Assignee shall have no rights with respect the Distribution.
     4. Representations and Warranties. Assignor represents and warrants that as of the Effective Date: (i) Assignor’s right, title and interest in the Option Agreement are free and clear of all liens, claims and encumbrances, (ii) Assignor has the power and authority to transfer to Assignee all of its right, title and interest in the Option Agreement, provided that it is understood and agreed that MONY’s consent is required to consummate this transaction, (iii) each of the representations and warranties of Assignor in the Option Agreement remain true and correct in all material respects, (iv) Assignor has performed and complied in all material respects with all agreements, obligations and conditions required by the Option Agreement to be performed or complied with by it on or prior to the Effective Date, and (v) there are no defaults by any party or events which have occurred which, with the giving of notice or passage of time, or both would constitute a default by any party under the Option Agreement.
     5. Amendment of Limited Partnership Agreement. Assignor and Assignee hereby agree that at such time as Assignee (or its permitted successors and assigns) purchases the Sellers’ interests in the Partnership pursuant to the Option Agreement: (i) Assignor shall admit Assignee (or its permitted successors and assigns) as a limited partner and Assignee’s (or its permitted successors’ and assigns’) affiliate as the general partner of the Partnership, (ii) Assignor and Assignee will enter into a First Amendment to the Third Amended and Restated Limited Partnership Agreement in the form attached hereto as Exhibit A and made a part thereof; and (iii) Assignor and Assignee (or its permitted successors and assigns) will enter into a Sale Purchase Option Agreement in the form attached hereto as Exhibit B.
     6. Assignment. Assignee intends to assign all of its right, title and interest under the Option Agreement to Asset Capital Partners, L.P., a Delaware limited partnership (“ACP”) contemporaneously with an offering of stock of Asset Capital Corporation, Inc. Assignor and Sellers hereby consent to such assignment.
     7. Condition to Closing. It is a condition to Assignee’s obligation to proceed to closing under the Option Agreement that Sellers execute and deliver the Assignment and Assumption of Partnership Interests in the form attached hereto as Exhibit C, and that the representations and warranties of Sellers thereunder be true and correct.
     8. Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Assignment.
     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.
     10. Counterparts. This Assignment may be executed in multiple counterparts, all of which taken together shall constitute one and the same original.

     11. Recitals. The recitals to this Assignment are hereby incorporated herein and by this reference, made a part hereof.
     IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

WITNESS:	ASSIGNOR:

WESTAT, INC., a Delaware corporation
By: /s/ Joseph Hunt (SEAL)
Name: Joseph Hunt,
Title: President

WITNESS:	ASSIGNEE:

ASSET CAPITAL CORPORATION, L.L.C., a Delaware limited liability company

By: /s/ William LeBlanc (SEAL)
Name: William LeBlanc
Title: Member/Principal

SELLERS:
The undersigned execute this Assignment and Assumption solely for the purpose of authorizing the distribution pursuant to paragraph 3 above and consenting to the assignments pursuant to paragraph 6.

/s/ Norman M. Tayler
Norman M. Tayler

/s/ Marilyn B. Tayler
Marilyn B. Tayler

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